EXHIBIT 10.22

                      FIRST AMENDMENT TO CONTRACT OF SALE

     THIS FIRST AMENDMENT TO CONTRACT OF SALE (this "Amendment") is entered into as of the 13th day of November, 1998, by and between HOMETOWN AMERICA, L.L.C. ("Purchaser") and ANGELES PARK COMMUNITIES, LTD. ("Seller").

                              W I T N E S S E T H:

A. Purchaser and Seller have heretofore entered into a certain Contract of Sale dated September 17, 1998 (the "Agreement") for the purchase and sale of the property commonly known as Clover Leaf Mobile Home Park in Hernando County, Florida (the "Property").

B. The parties desire to adjust the Purchase Price, extend the Inspection Period and otherwise modify the Agreement as hereinafter set forth (all capitalized terms otherwise defined shall have the meaning assigned to them in the Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 2.1 of the Agreement is hereby amended to provide that the Purchase Price for the Property shall be Fifteen Million and No/100 Dollars ($15,000,000).

2. Section 5.1 of this Agreement is hereby amended to provide that the Inspection Period shall be extended through 5:00 P.M., Brooksville, Florida

3. Section 8.1 of the Agreement is hereby amended to provide that the Closing Date shall be December 23, 1998, or such earlier date as Purchaser and Seller may mutually agree.

4.        Purchaser and Seller acknowledge and agree that the Survey required by
     Section 4.2 of the Agreement (in accordance with the letter attached hereto as Exhibit A) has been ordered through American Surveyors, Inc. ("Surveyor") and is expected to be completed on or before December 4, 1998. Seller has entered into a contract with the Surveyor to obtain the Survey required by the Agreement at a cost of $8,000. In no case shall Seller's costs for the Survey exceed $8,000 as a result of any action, request or modification by Purchaser. Any additional Survey requirements shall be at Purchaser's sole expense.

5. If there is any conflict between the terms of this Amendment and the terms of the Agreement, the terms of the Amendment shall control.

6. Purchaser hereby withdraws its letter to Seller dated October 30, 1998 regarding the termination of the Agreement, and Purchaser and Seller hereby agree that the Agreement is reinstated and shall continue in force as modified hereby.

7. This Amendment may be signed in counterparts and facsimile signatures shall, for all purposes, be treated as originals.

                     (Signatures Appear of Following Page)


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                      HOMETOWN AMERICA, L.L.C.,
                      a Delaware limited liability company
                      BY:____________________________

                      NAME:__________________________

                      ITS:___________________________

                      ANGELES PARK COMMUNITIES, LTD.,
                      a California limited partnership

                      BY:____________________________

                      NAME:__________________________

                      ITS:___________________________